EXHIBIT (J) UNDER FORM N-1A
                                            EXHIBIT (23) UNDER ITEM 601/REG. S-K







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Treasury Cash Series II in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A, No. 33-38550) of Treasury Cash Series II and to the incorporation by reference of our report dated July 18, 2007 on Treasury Cash Series II (the sole portfolio comprising Cash Trust Series II) included in the Annual Report to Shareholders for the fiscal year ended May 31, 2007.


                                                     ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 2007